UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 15, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, NRx Pharmaceuticals, Inc. (the “Company”) appointed Mike Taylor as a Class I member of the Board of Directors of the Company (“Board”).

Mike Taylor, 50, is a 25-year veteran in the global credit business, focused on special situations and capital formation. Mr. Taylor currently serves as a consultant to Hope Therapeutics, Inc., a wholly-owned subsidiary of the Company. Mr. Taylor previously served as a Partner of the Adi Dassler International Family office wealth advisory firm from August 2016 to February 14, 2023; as Managing Director at Oppenheimer & Co. Inc. from June 2011 to August 2016, a New York-based full-service brokerage and investment bank, focusing on complex debt structuring and transactions and multijurisdictional capital formation, and as Managing Director of Institutional Fixed Income Trading and Alternative Investments at Stone & Youngberg LLC, a private investment firm, from July 2004 to June 2011. Mr. Taylor began his career with Morgan Stanley as a Bond Trader. Mr. Taylor holds a Bachelor of Science degree in Economics & International Relations from the London School of Economics.

Mr. Taylor was appointed to fill the seat vacated as a result of the resignation from the Board of Janet Rehnquist on January 7, 2025. Mr. Taylor was designated to serve on the Board by JGS Holdings LLC, a Wyoming limited liability company (the “Investor”), in connection with the execution of that certain term sheet entered into on January 5, 2025 (the “Term Sheet”) by and between the Company, HOPE Therapeutics, Inc., a wholly-owned subsidiary of the Company (“HOPE”), and the Investor, whereby the Investor intends to purchase: (i) $25.0 million in shares of HOPE’s Series A Preferred Stock convertible into one-third of all fully diluted outstanding equity of HOPE; and (ii) 730,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for a purchase price of $2.0 million.

Mr. Taylor, will serve until the Company’s next annual meeting of shareholders, or until his successor is elected and qualified. The above description of the Term Sheet is qualified in its entirety to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 10, 2025 and is incorporated by reference herein.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Taylor that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Taylor as a Class II member of the Company’s Board.

Item 8.01	Other Events.

January 21, 2025, the Company issued a press release announcing that the Company received a written notice from The Nasdaq Stock Market (”Nasdaq”) that the Company has regained compliance with the minimum market value of listed securities requirement under NASDAQ Listing Rule 5550(b)(2) for continued listing on the Nasdaq Capital Market.

A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release, dated January 21, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: January 22, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer